Exhibit 31.4

CERTIFICATIONS

I, Kevin M. Donovan, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-Q/A of Bottomline Technologies (de), Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Bottomline Technologies (de), Inc.

Date: November 8, 2010	By:	/s/ KEVIN M. DONOVAN
Kevin M. Donovan
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)